UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2026

Cue Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135
(Address of principal executive offices)	(Zip Code)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 29, 2026, Cue Biopharma, Inc. (the “Company”) and each of Jill Broadfoot, Peter Kiener, Frank Morich and Patrick Verheyen mutually agreed that Messrs. Kiener, Morich and Verheyen and Ms. Broadfoot would resign as members of the Board of Directors of the Company (the “Board”) and as members of the committees of the Board on which they serve, effective immediately. Messrs. Kiener, Morich and Verheyen and Ms. Broadfoot’s respective resignations were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board would like to thank Messrs. Keiner, Morich and Verheyen and Ms. Broadfoot for their years of dedicated service to the Company.

(b) On June 1, 2026, the Board appointed Sumita Ray, JD, as the Company’s Chief Legal & Compliance Officer and Corporate Secretary, effective June 1, 2026. Ms. Ray succeeds Colin Sandercock, M.S.E, J.D., who served as the Company’s Senior Vice President, General Counsel and Secretary. Mr. Sandercock will continue to serve as the Company’s Senior Vice President, Intellectual Property.

Ms. Ray has been in the biotech industry for over 25 years and has held positions as Chief Legal & Compliance Officer and Corporate Secretary for over a decade at various publicly traded companies. Most recently she served as Chief Legal, Compliance & Administrative Officer and Corporate Secretary at Vaxxinity (Nasdaq: VAXX), a formerly public biotechnology company from October 2023 through March 2025. Prior to that, Ms. Ray held the position of Chief Legal, Compliance & Administrative Officer and Corporate Secretary at the public biotechnology companies of Instil Bio, Inc. (Nasdaq: TIL) from April 2022 to June 2023, and Calithera BioSciences, Inc. (Nasdaq: CALA) from May 2017 to May 2022. Ms. Ray currently serves on the Board of Directors of Biomea Fusion, Inc.(Nasdaq: BMEA) to which she was appointed in July 2021.

(c) On June 1, 2026, the Board appointed Michael Meluzio as the Company’s Vice President, Principal Accounting Officer, to serve as the Company’s principal accounting officer, effective June 1, 2026. Mr. Meluzio’s new role as Vice President, Principal Accounting Officer, supersedes his prior role as the Company’s Vice President, Finance.

Michael Meluzio, 42, has served as the Company’s VP of Finance since January 2026 and as the Company’s Corporate Controller from January 2024 to January 2026. Prior to joining the Company, Mr. Meluzio served as Corporate Controller at Omega Therapeutics from March 2022 to January 2024 and at Kiora Pharmaceuticals, Inc. from March 2021 to March 2022. Prior to that, Mr. Meluzio held various roles in the finance departments at Takeda Pharmaceutical Company, Shire (subsequently acquired by Takeda), Green Key Resources and MHW, Ltd. Mr. Meluzio began his career at PricewaterhouseCoopers LLP and is a certified public accountant in the state of New York. Mr. Meluzio holds a Bachelor of Business Administration in Accounting from Adelphi University.

There are no arrangements or understandings between Mr. Meluzio and any other persons pursuant to which he was selected as the Company’s principal accounting officer. Mr. Meluzio does not have any family relationships with any of the Company’s other directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. There are no relationships or transactions in which Mr. Meluzio has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. Mr. Meluzio will not receive any additional compensation in connection with serving as the Company’s principal accounting officer.

(d) On May 30, 2026, the Board appointed each of Daniel Camardo and Viola Meehan as directors of the Company, to hold office for a one-year term and until his or her resignation or removal or his or her successors are duly elected and qualified. Mr. Camardo was appointed as chair of the Nominating and Corporate Governance Committee of the Board and as a member of the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), and Ms. Meehan was appointed as chair of the Audit Committee and as a member of the Compensation Committee.

In connection with these changes, the Board approved a reduction in the size of the Board from seven directors to five directors, effective June 1, 2026.

There are no arrangements or understandings between either of Mr. Camardo or Ms. Meehan and any other persons pursuant to which they were selected as a director. There are no relationships or transactions in which either of Mr. Camardo or Ms. Meehan has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Camardo has served as President of Immedica North America, a subsidiary of Immedica Pharma AB, since September 2024. Prior to joining Immedica Pharma AB, Mr. Camardo was Principal of CLC Biopharma, LLC providing consulting services to clinical stage biotech and specialty pharmaceutical companies. From February 2022 to January 2024, Mr. Camardo served as Chief Executive Officer and member of the Board of Directors at Athersys, Inc. In 2022, Mr. Camardo joined the Healthcare Program at the Kellogg School of Management, where he teaches a course on Pharmaceutical Strategy. Prior to joining Athersys, Inc., Mr. Camardo was Executive Vice President and President U.S. of Horizon Therapeutics plc, a biotechnology company focused on serious, rare autoimmune and inflammatory diseases. Prior to joining Horizon Therapeutics plc in 2015, Mr. Camardo spent 11 years with Astellas Pharma Inc., a global pharmaceutical company based in Tokyo, Japan. Mr. Camardo holds a Bachelor of Arts degree in Economics and Mathematics from the University of Rochester and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

Ms. Meehan served as Chief Financial Officer of Vanqua Bio, Inc. from January 2020 to her retirement in January 2023. From April 2009 to November 2019, Ms. Meehan served as Vice President, Research & Development Finance & Operations group at AbbVie Inc. Ms. Meehan joined Abbott in 1992 and progressed through a wide variety of finance leadership roles supporting Commercial, R&D, Operations, Business Development and other

Corporate functions until joining AbbVie Inc. in 2009. Ms. Meehan began her career in public accounting at Price Waterhouse Coopers LLP. Ms. Meehan earned her Bachelor’s degree in Accounting from the Wharton School of Business at the University of Pennsylvania and her MBA in Finance from the University of Chicago.

Mr. Camardo and Ms. Meehan will receive cash and equity compensation for their service as a member of the Board in accordance with the Company’s Director Compensation Policy described under the section titled “Director Compensation” in the Company’s definitive proxy statement for the Company’s 2026 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, which policy was filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026 (the “2025 Form 10-K”).

In connection with their elections, Mr. Camardo and Ms. Meehan are entering into the Company’s standard form indemnification agreement, a copy of which was filed as Exhibit 10.10 to the 2025 Form 10-K. Pursuant to the terms of the indemnification agreement, the Company may be required to, among other things, indemnify each of Mr. Camardo and Ms. Meehan for certain expenses, including attorney’s fees, judgement, penalties, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as a director of the Company.

Item 8.01	Other Events.

In connection with the appointments of Mr. Camardo and Ms. Meehan to the Board, the Board approved the following compositions of the Board’s committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Viola Meehan (Chair)	Pamela Garzone (Chair)	Daniel Camardo (Chair)
Daniel Camardo	Daniel Camardo	Pasha Sarraf
Pamela Garzone	Viola Meehan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2026	Cue Biopharma, Inc.

	By:	/s/ Shao-Lee Lin
	Name:	Shao-Lee Lin
	Title:	President and Chief Executive Officer
(Principal Executive Officer, Interim Principal Financial Officer and Interim Principal Accounting Officer